Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 10 of our report dated February 2, 2015, of FlexFridge, Inc. (the Company), relating to the audit of the financial statements as of December 31, 2014, and for the period from March 3, 2013 (inception) through December 31, 2014, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

March 16, 2015